UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Biolase Technology, Inc. (the “Company”) received notice on July 5, 2005 that The Nasdaq Stock Market, Inc. (“Nasdaq”) has granted the Company an extension of time until August 1, 2005 in which to file its Form 10-K for the fiscal year ended December 31, 2004 (“2004 Form 10-K”), certain restatements with respect to the Company’s historical financial statements, the Form 10-Q for the fiscal quarter ended March 31, 2005 (“first quarter 2005 Form 10-Q”) and to otherwise meet all necessary listing standards of The Nasdaq National Market.

As previously disclosed in its Form 8-K filed May 20, 2005, the Company intends to restate its historical financial statements and will file (i) its 2004 Form 10-K that will include, in addition to its consolidated financial statements for the year ended December 31, 2004, restated consolidated financial statements as of December 31, 2003 and the two years then ended and (ii) amended Form 10-Qs for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (the “2004 Form 10-Q/As”) that will include restated financial statements for the prior comparative periods as well.

At this time, the Company expects to file its 2004 Form 10-K and 2004 Form 10-Q/As prior to August 1, 2005; however, the Company does not expect to be able to complete the first quarter 2005 Form 10-Q by August 1, 2005 and intends to seek an additional extension from Nasdaq to file such first quarter 2005 10-Q. There is no assurance that the Company will be able to file its 2004 Form 10-K or 2004 Form 10-Q/As by August 1, 2005 or that Nasdaq will grant any extension to the Company to file its first quarter 2005 Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Description
99.1	Press Release dated July 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 11, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John W. Hohener
John W. Hohener
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 11, 2005.